As filed with the Securities and Exchange Commission on December 2, 2003
                                                         Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                                  ------------
                                     THOMSON
             (Exact Name of Registrant as Specified in Its Charter)

                                     THOMSON
                     (Registrant's Name for Use in English)

            The Republic of France                       Not Applicable
      (State or Other Jurisdiction of            (I.R.S. Employer Identification
       Incorporation or Organization)                         Number)

                  46, quai A. Le Gallo, 92100 Boulogne, France
                    (Address of Principal Executive Offices)

                THOMSON U.S. Employee Shareholding December 2003
                            (Full Title of the Plan)

                                  THOMSON, Inc.
                           10330 North Meridian Street
                         Indianapolis, IN 46290, U.S.A.
                     (Name and Address of Agent for Service)

                    Please Send Copies of Communications to:
                                  George Spera
                               Shearman & Sterling
                              599 Lexington Avenue
                               New York, NY 10022
                                 (212) 848-7636

                                  ------------

                         CALCULATION OF REGISTRATION FEE


===========================================================================================================
                                                           Proposed
                                                            Maximum
                                                         Offering Price    Proposed Maximum     Amount of
Title of Each Class of                 Amount to be       Per Ordinary        Aggregate       Registration
Securities to be Registered (1)       Registered (2)         Share (3)      Offering Price         Fee
-----------------------------------------------------------------------------------------------------------
Common Stock of THOMSON, nominal
value (euro)3.75 per share           3,000,000 shares      $ 17.54          $ 52,620,000         $ 4,257
===========================================================================================================

(1) The Common Stock may be represented by American Depositary Shares, each of which represents one share of Common Stock. American Depositary Receipts evidencing American Depositary Shares issuable on deposit of the Common Stock have been registered pursuant to a separate Registration Statement on Form F-6 (Registration No. 333-11024).
(2) The amount being registered also includes an indeterminate number of shares of Common Stock which may be offered as a result of stock splits, stock dividends and anti-dilution provisions and other terms, in accordance with Rule 416.
(3) The offering price of (euro) 14.60 per share has been converted to U.S. dollars using the 10 a.m. spot rate on November 28, 2003 as published by the Federal Reserve Bank of New York. Such conversion is used solely for purposes of calculating the registration fee.

                             INTRODUCTORY STATEMENT

     This Registration Statements covers up to 3,000,000 shares of Common Stock that may be sold to eligible employees under the THOMSON U.S. Employee Shareholding December 2003 (the "Plan").





                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


                                EXPLANATORY NOTE

     As permitted by Rule 428 under the Securities Act of 1933, as amended, this Registration Statement omits the information specified in Part I of Form S-8. THOMSON will deliver the documents containing the information specified in Part I to the participants in the plan covered by this registration statement as required by Rule 428(b). THOMSON is not filing these documents with the Securities and Exchange Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents that THOMSON has filed with the Securities and Exchange Commission are incorporated in this Registration Statement by reference and made a part hereof:

     (a) our Annual Report on Form 20-F for the fiscal year ended December 31, 2002 (Commission File No. 0-3003);

     (b) the following reports on Form 6-K (Commission File No. 0-3003):

          a. report for the month of July 2003 filed with the Commission on July 28, 2003;

          b. report for the month of October 2003 filed with the Commission on October 20, 2003;

          c. report for the month of November 2003 filed with the Commission on November 3, 2003;

          d. report for the month of November 2003 filed with the Commission on November 6, 2003; and

          e. report for the month of November 2003 filed with the Commission on November 28, 2003;

     (c) the description of our Common Stock and American Depositary Receipts contained in our Amended Registration Statement on Form 8-A/A filed with the Commission on December 17, 2001.

     All documents filed by THOMSON under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

     Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such document shall not create any implication that there has been no change in the affairs of THOMSON since its date thereof or that the information contained in it is current as of any time subsequent to its date. Any statement contained in such a document shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a subsequent statement contained herein or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. In addition, any statement contained in any such document shall be deemed to be superseded for the purpose of this registration statement to the extent that a discussion contained herein covering the same subject matter omits such statement. Any such statement omitted shall not be deemed to constitute a part of this registration statement.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     None.

Item 6.  Indemnification of Directors and Officers

     THOMSON maintains liability insurance for its directors and officers, including insurance against liabilities under the Securities Act of 1933.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

Exhibit No.  Description

4.1          Amended by-laws of THOMSON (including English translation).*

4.2 Deposit Agreement (including the form of American depositary receipt) among THOMSON multimedia, Morgan Guaranty Trust Company of New York as depositary, and all Owners and Beneficial Owners from time to time of American Depositary Receipts issued thereunder, dated November 1, 1999.**

4.3 Plan document for the THOMSON U.S. Employee Shareholding December 2003 (as applicable to United States employees).

23.1 Consents of Barbier Frinault & Autres (Ernst and Young), and of Mazars & Guerard, independent auditors.

24.1         Power of Attorney (included on signature page).
------------------
* Previously filed as an exhibit to our Annual Report on Form 20-F for the fiscal year ended December 31, 2002 (Commission File No. 0-3003) and incorporated herein by reference.


** Previously filed as an exhibit to our Registration Statement on Form F-6 (Commission File No. 333-11024) and incorporated herein by reference.

The shares of Common Stock registered on this Registration Statement are not original issuance securities. Pursuant to Item 8(a) of Part II of Form S-8, an opinion of counsel as to the legality of the shares of Common Stock accordingly is not required.

Item 9.  Undertakings

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

                     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                     (iii) to include any information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

     provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
     Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boulogne, France on December 1, 2003.

         THOMSON

         By:     /s/ Charles Dehelly
                 -----------------------
         Name:   Charles Dehelly
         Title:  Chief Executive Officer




     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 1, 2003. In addition, each of the undersigned hereby constitutes and appoints Charles Dehelly and Frank Dangeard, acting jointly or either of them acting individually, his attorneys-in-fact, each with power of substitution, in his name and in the capacity indicated below, to sign any and all further amendments (including post-effective amendments) to the registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Signature:                                      Title:
----------                                      ------

/s/ Charles Dehelly                             Chief Executive Officer
---------------------------------
Charles Dehelly

/s/ Julian Waldron                              Chief Financial Officer (also
---------------------------------               principal accounting officer)
Julian Waldron

/s/ Frank E. Dangeard                           Chairman of the Board of
---------------------------------               Directors
Frank E. Dangeard

_________________________________               Director
Christian Blanc

/s/ Thierry Breton                              Director
---------------------------------
Thierry Breton

/s/ Pierre Cabanes                              Director
---------------------------------
Pierre Cabanes

Signature:                                      Title:
----------                                      ------


/s/ Catherine Cavallari                         Director
---------------------------------
Catherine Cavallari

s/ Paul Murray                                  Director
---------------------------------
Paul Murray

_________________________________               Director
Eddy W. Hartenstein

/s/ Igor Landau                                 Director
---------------------------------
Igor Landau

_________________________________               Director
Pierre Lescure

/s/ Jean de Rotalier                            Director
---------------------------------
Jean de Rotalier

/s/ Marcel Roulet                               Director
---------------------------------
Marcel Roulet

/s/ Tadahiro Sekimoto                           Director
---------------------------------
Tadahiro Sekimoto

_________________________________               Director
Hank Vigil

Loic Desmouceaux                                Director
---------------------------------
Loic Desmouceaux

_________________________________               Director
Gerard Meymarian



Authorized Representative in the U.S.

         /s/ Charles M. Freeland
---------------------------------
Name:    Charles M.Freeland
Title:   Senior Counsel, Thomson Inc.

                                  EXHIBIT INDEX

Exhibit No.        Description

4.1                Amended by-laws of THOMSON (including English translation).*

4.2 Deposit Agreement (including the form of American depositary receipt) among THOMSON multimedia, Morgan Guaranty Trust Company of New York as depositary, and all Owners and Beneficial Owners from time to time of American Depositary Receipts issued thereunder, dated November 1, 1999.**

4.3 Plan document for the THOMSON U.S. Employee Shareholding December 2003 (as applicable to United States employees).

23.1 Consents of Barbier Frinault & Autres (Ernst and Young), and of Mazars & Guerard, independent auditors.

24.1               Power of Attorney (included on signature page).
------------------
* Previously filed as an exhibit to THOMSON's Annual Report on Form 20-F for the fiscal year ended December 31, 2002 (Commission File No. 0-3003) and incorporated herein by reference.

** Previously filed as an exhibit to THOMSON's Registration Statement on Form F-6 (Commission File No. 333-11024) and incorporated herein by reference.



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